Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bausch + Lomb Corporation of our report dated February 21, 2024 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Bausch + Lomb Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 1, 2024

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